Exhibit 4.5



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                              STARCRAFT CORPORATION

                             Shares of Common Stock

                              Issued in Respect of


                                   $15,000,000


               8.5% Convertible Senior Subordinated Notes due 2009




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                          REGISTRATION RIGHTS AGREEMENT


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                               DATED JULY 12, 2004


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                              STARCRAFT CORPORATION
                                  P.O. BOX 7903
                            1123 SOUTH INDIANA AVENUE
                              GOSHEN, INDIANA 46526
                            Telephone: (574) 534-7827
                            Facsimile: (574) 534-1238


                                                                   July 12, 2004


To Each of the Purchasers Listed on
  the Attached Schedule A


Ladies and Gentlemen:

     Starcraft Corporation, an Indiana corporation (the "Company"), proposes to issue and sell to each of the purchasers listed on the attached Schedule A (the "Purchaser"), upon the terms set forth in a purchase agreement dated July 12, 2004 (the "Purchase Agreement"), $15,000,000 aggregate principal amount of its 8.5% Convertible Senior Subordinated Notes due 2009 (the "Initial Securities"). The Initial Securities will be convertible into (or, to the extent provided therein, payable in kind in the form of) shares (the "Shares") of common stock, without par value, of the Company (the "Common Stock") at the conversion price set forth in the Purchase Agreement. As an inducement to each Purchaser to enter into the Purchase Agreement, the Company agrees with each Purchaser, for the benefit of (i) the Purchaser and (ii) the holders of the Initial Securities and the Shares from time to time until such time as the Shares have been sold pursuant to a Shelf Registration Statement (as defined below) (each of the foregoing holders a "Holder" and collectively the "Holders"), as follows:

ARTICLE 1. SHELF REGISTRATION.

          (a) The Company shall, at its cost, prepare and, as promptly as practicable (but in no event more than 60 days after the Closing Date (as defined in the Purchase Agreement), file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Shelf Registration Statement") on an appropriate form under the Securities Act of 1933 (the "Securities Act"), relating to the offer and sale of the Shares by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"). Thereafter, the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable (but in no event more than 120 days the Closing Date). No Holder (other than the Purchasers) shall be entitled to have the Shares held by it (or to be held by it upon conversion of the Initial Securities) covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder. The Company shall not be obligated to undertake to register (but may subsequently elect to seek registration of) more than 1,671,539 Shares in the aggregate, representing 961,539 Shares potentially issuable in respect of principal at the Conversion Price and up to 710,000 Shares potentially issuable as payment in kind in respect of interest on the Notes.

          (b) The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus included therein (the "Prospectus") to be lawfully delivered by the Holders of the relevant Shares, for a period of seven years (or for such longer period if extended pursuant to Section 2(h) below) from the Closing Date or such shorter period that will terminate when all the Shares covered by the Shelf Registration Statement (i) have been sold pursuant thereto, or have otherwise been disposed of in accordance with the Securities Act, (ii) are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act or any successor rule thereof, without limitations under clauses (c), (e), (f) and (h) of Rule 144 under the Securities Act or any successor provisions thereof (in any such case, such period being called the "Shelf Registration Period").

          (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                       2
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ARTICLE 2. REGISTRATION PROCEDURES.

     In connection with the Shelf Registration contemplated by Article 1 hereof, the following provisions shall apply:

          (a) The Company shall (i) furnish to the Purchasers, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Purchasers reasonably may propose; and (ii) include the names of the Holders who propose to sell Shares pursuant to the Shelf Registration Statement as selling securityholders; provided that the Purchasers and the Holders have complied with Section 2(l).

          (b) The Company shall give written notice to the Purchasers and the Holders of the Shares included within the coverage of the Shelf Registration Statement (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

               (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

               (ii)  of  any  request  by  the   Commission  for  amendments  or
          supplements to the Shelf Registration Statement or the Prospectus or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the Prospectus so that neither the Shelf Registration Statement nor the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, which written notice need not provide any detail as to the nature of such event.

          (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Shelf Registration Statement.

          (d) The Company shall furnish to each Holder of Shares included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

          (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Shares included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Shares in connection with the offering and sale of the Shares covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (f) Prior to any public offering of the Shares pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Shares included therein and their respective counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Shares reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Shares covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.



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          (g) The  Company  shall  cooperate  with the  Holders of the Shares to facilitate the timely preparation and delivery of certificates representing the Shares to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Shares pursuant to the Shelf Registration Statement.

          (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during Shelf Registration Period, the Company shall as required hereby prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of the Shares included within the coverage of such Shelf Registration Statement, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company may delay filing and distributing any such supplement or amendment (and continue the suspension of the use of the Prospectus) if the Company determines in good faith that such supplement or amendment would, in the reasonable judgment of the Company, (i) interfere with or affect the negotiation or completion of a material transaction that is being contemplated by the Company or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company's shareholders at such time; provided, further, that neither such delay nor such suspension shall extend for a period of more than 90 consecutive days or an aggregate of 120 days in any twelve-month period. If the Company notifies the Purchasers and the Holders in accordance with paragraphs (ii) through (v) of Section 2(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Purchasers and the Holders shall suspend use of such Prospectus, and the Shelf Registration Period provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Purchaser and the Holders shall have received such amended or supplemented Prospectus pursuant to this Section 2(h).

          (i)  The  Company   will  cause  all  Shares   covered  by  the  Shelf
     Registration Statement to be listed on each securities exchange or automated quotation service on which the Common Stock is listed.

          (j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

          (k) Each Holder agrees, by acquisition of the Shares, that no Holder shall be entitled to sell any such Shares pursuant to the Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to and in accordance with Section 2(l) hereof and the information set forth in the next sentence. Each Holder agrees promptly to furnish to the Company all information required to be disclosed to make the information previously furnished to the Company by such Holder accurate and not misleading and any other information regarding such Holder and the distribution of such Shares as the Company may from time to time reasonably request.



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          (l)  Each  Holder  agrees  that if such  Holder  wishes  to sell  such
     Holder's Shares pursuant to the Shelf Registration Statement and related Prospectus, it will do so in accordance with this Section 2(l). Each Holder wishing to sell Shares pursuant to a Shelf Registration Statement and related prospectus agrees to deliver a properly completed and signed Notice and Questionnaire (included in Annex A attached hereto) to the Company at least fifteen (15) business days prior to any intended distribution of Shares under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within fifteen (15) business days after such date, (i) if required by law, file with the Commission a post-effective amendment to the Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named a selling securityholder in the Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Shares in accordance with applicable law and, if the Company shall file a post-effective amendment to the Registration Statement, use all commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practical, but in any event by the date that is thirty (30) business days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to this Section; and (iii) notify such Holder as promptly as practicable after the effectiveness under the
     Securities Act of any post-effective amendment filed pursuant to this Section; provided, that if such Notice and Questionnaire is delivered during a period in which the use of such Prospectus is suspended pursuant to Section 2(c) hereof, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of such suspension period. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that has not supplied the requisite information as required by and in accordance with the procedures and time periods set forth in this Section as a selling securityholder in the Registration Statement and related Prospectus and any amendment or supplement thereto; provided, however, that any Holder that has subsequently supplied the information required by this Section (whether or not such Holder has supplied the information required by this Section at the time the Registration Statement was declared effective) shall be named as a selling securityholder in the Registration Statement or related
     Prospectus  in   accordance   with  the   requirements   of  this  Section.
     Notwithstanding anything contained herein to the contrary, the Company shall not be required to file more than one post-effective amendment or supplement for the purpose of naming selling security holders in any thirty-day period.

          (m) The Company shall enter into such customary agreements reasonably satisfactory to the Company (including, if requested, an underwriting agreement in customary form) and take all such other reasonable actions in connection therewith, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Shares pursuant to the Shelf Registration; provided, however, that the Company shall not be required to facilitate an underwritten offering pursuant to a Shelf Registration Statement by any Holders unless the offering relates to at least $3,000,000 of Shares.



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          (n) The Company (i) shall make reasonably  available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by such Holders or any such underwriter (collectively, the "Inspectors") at the offices where normally kept, during reasonable business hours, all relevant financial and other records, pertinent corporate documents and properties of the Company as they may reasonably request and (ii) shall cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by any Inspector in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Article 3 hereof. If the
     Company   reasonably   determines  in  good  faith  that  any  records  are
     confidential   and   notifies   the   Inspectors   that  such  records  are
     confidential, the Inspectors shall not disclose such records unless (i) the disclosure of such records is necessary to avoid or correct a material misstatement or omission in the Shelf Registration Statement after a failure by the Company to make such disclosure for a period of 5 business days after receiving written notice from any Inspector of the need to make such disclosure, (ii) the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such records has been made generally available to the public. Each selling Holder and participating underwriter will be required to agree in writing that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such confidential information is made generally available to the
     public.   Each  selling  Holder  of  Shares  and  each  such  participating underwriter will be required to further agree in writing that it will, upon learning that disclosure of such records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the records deemed confidential.

          (o) If requested by any Holder of Shares covered by the Shelf Registration Statement, the Company (i) shall seek to obtain from its counsel an opinion and updates thereof relating to the Shares in customary form, addressed to such Holders and the Managing Underwriters (if any, as defined in Article 7), and dated, in the case of the initial opinion, the effective date of the Shelf Registration Statement, which shall be reasonably satisfactory to the Holders and the Managing Underwriters (if
     any), (ii) shall cause its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by the Holders or any underwriters of the Shares and (iii) shall seek to obtain from its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the Shares and the Managing Underwriter a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated by, and only if permitted by, Statement of Auditing Standards No. 72.


ARTICLE 3. REGISTRATION EXPENSES.

          (a) The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Articles 1 and 2 hereof, whether or not a Shelf Registration Statement is filed or becomes effective, including, without limitation, all registration, qualification and Commission, National Association of Securities Dealers, Inc., Nasdaq or other stock exchange and other filing fees, printing expenses, escrow fees, fees and disbursements of legal counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company). The Company also shall bear, or reimburse the Holders of the Shares covered thereby for, reasonable out-of-pocket fees and disbursements of not more than one counsel, designated by the Holders of a majority of the Shares covered by the Shelf Registration Statement to act as counsel for the Holders in connection therewith, incurred in connection with the performance of obligations under Articles 1 and 2 hereof.

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          (b) Except as provided in Section  3(a)  hereunder,  each Holder shall pay all expenses of its counsel, underwriting discounts and commissions, and transfer taxes, if any, relating to the sale or disposition of such Holder's Shares pursuant to the Shelf Registration Statement.


ARTICLE 4. INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Holder, each of its officers, directors and partners, and each Holder's legal counsel and independent accountants, if any, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act and, if requested by the Holders, each participating underwriter, their officers and directors and each person who controls such participating underwriters within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Shares) to which such Holder or such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or relates to any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities laws applicable to the Company and relating to action or inaction by the Company in connection with any such registration, qualification or compliance, and shall reimburse, as incurred, such Holder, each of its officers, directors, partners or such other controlling persons and its legal counsel and independent accountants, if any, for any out-of-pocket legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned, to the extent that a Prospectus relating to such Shares was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the final Prospectus if the Company had previously furnished copies thereof to such Holder. This indemnity agreement will be in addition to any liability which the Company may otherwise have to such Holder or such controlling person.

          (b) Each Holder whose Shares are included in a Shelf Registration, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any out-of-pocket legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. However, the obligations of each Holder hereunder shall be limited to an amount equal to the proceeds to such Holder of Shares sold as contemplated herein. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

          (c) Promptly after receipt by an indemnified party under this Article 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
     Article 4, notify the indemnifying party of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in such action and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Article 4 for any legal or other expenses, other than reasonable out-of-pocket costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall effect any settlement of any pending or threatened action without the prior written consent of the indemnifying party, which such consent shall not be unreasonably withheld or delayed.

          (d) If the indemnification provided for in this Article 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Shares pursuant to the Shelf Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), a Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Shares pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4(d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

          (e) The agreements contained in this Section 4 shall survive the sale of the Shares pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.


ARTICLE 5. RULES 144 AND 144A.

     The Company shall use its reasonable best efforts to file with the Commission the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell "Transfer Restricted Securities" (as defined below) without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Shares identified to the Company by the Purchaser upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this
Article 5 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

     "Transfer Restricted Securities" means each Share until (i) the date on which the Share has first been effectively registered under the Securities Act pursuant to the Shelf Registration Statement (provided, however, that Shares registered under such registration statement shall again become Transfer Restricted Securities upon the occurrence of an event described in Section 2(b) above) or (ii) the date on which the Share (or the Share to be issued upon conversion of the Initial Security) may be sold to the public pursuant to Rule 144(k) under the Securities Act.

ARTICLE 6. UNDERWRITTEN REGISTRATIONS.

          (a) If any of the Shares covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority of such Shares to be included in such offering and such selection shall be subject to the Company's consent, which shall not be unreasonably withheld or delayed.

          (b) No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Shares on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          (c) To the extent not inconsistent with applicable law, if the managing underwriters of any underwritten public offering of the Common Stock so request, each Holder shall refrain from selling or otherwise disposing of any Shares pursuant to the Shelf Registration Statement (and any Prospectus contained in the Shelf Registration Statement, or any amendment or supplement thereto) for a period of up to 90 days after the date the registration statement for such underwritten public offering becomes effective (but not longer than any concurrent market standoff covenant made by executive officers or directors of the Company) in accordance with the rules promulgated by the Commission under the
     Securities Act. The Company shall promptly notify each Holder that has followed the procedures for selling securityholders in Section 2(l) with respect to the Shelf Registration Statement of such request by a managing underwriter.


ARTICLE 7. MISCELLANEOUS.

          (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations hereunder may result in material irreparable injury to the Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchaser or any Holder may obtain such equitable relief as may be required to specifically enforce the Company's obligations hereunder.

          (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company represents and warrants to the Holders that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof. Subject to the foregoing, the Company shall not be limited or in any way prevented from entering into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities.

          (c) Assignment of Registration Rights. The registration rights under this Agreement may be assigned by a Holder upon written notice to the Company to a transferee or assignee who agrees in writing to be subject to all restrictions set forth in this Agreement. In each case, such rights may only be transferred together with the Shares in a transfer permitted by the Securities Act and applicable state securities laws. Any such transferee or assignee shall be deemed a Holder hereunder.

          (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Initial Securities affected by such amendment, modification, supplement, waiver or consents (provided, that for the purpose of determining whether the requisite consent of Holders has been given, Holders of Common Stock issued upon conversion of Initial Securities shall be deemed to be holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted).

     Section 7.2 Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by hand delivery, or (b) by facsimile or e-mail, or (c) by registered or certified mail with return receipt requested (postage prepaid), or (d) by a recognized overnight delivery service (with charges prepaid). Any notice must be sent:

               (i) if to the Purchasers, to the Purchasers in care of Whitebox Advisors, LLC at 3033 Excelsior Boulevard, Suite 300, Minneapolis, Minnesota 55416, to the attention of Jonathan Wood, Chief Financial Officer, or at such other address as a Purchaser shall have specified to the Company in writing, and in any event, with a copy (which shall not constitute notice) to Messerli & Kramer P.A., 150 South Fifth Street, Suite 1800, Minneapolis, Minnesota 55402, Attention: Jeffrey
          C. Robbins (jrobbins@mandklaw.com),

               (ii) if to any other holder of any Initial Securities or Shares, to the holder at such address as the other holder shall have specified to the Company in writing, or

               (iii) if to the Company, to the Company at its address set forth on page 1 of this Agreement to the attention of the Chief Financial Officer, or at the other address as the Company shall have specified to the holder of each Note in writing, and in any event, with a copy (which shall not constitute notice) to Barnes & Thornburg LLP, Suite 200, 121 W. Franklin, Elkhart, IN, 46516, Attention: Rand Nilsson (rand.nilsson@btlaw.com).

     Notices delivered by personal delivery or facsimile or e-mail will be deemed given when actually received. Notices delivered by registered or certified mail shall be deemed delivered four (4) business days after being sent. Notices delivered by overnight delivery service shall be deemed delivered the next business day after being sent.

               (b) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

               (c) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

               (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS), EXCEPT TO THE EXTENT THE AUTHORIZATION AND ISSUANCE OF THE COMPANY'S SHARES ARE
          GOVERNED BY INDIANA LAW. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

               (g) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (h) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of the Shares and/or a specified principal amount of the Initial Securities is required hereunder, Shares and/or Initial Securities held by the Company or its affiliates (other than subsequent Holders of Shares and/or Initial Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Shares and/or Initial Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.


                                    * * * * *

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the accompanying counterpart signature page, whereupon this instrument, along with all counterparts, will become a binding agreement among the Purchaser and the Company in accordance with its terms.


                                            Very truly yours,
                                            STARCRAFT CORPORATION


                                            By: /s/ Joseph E. Katona, III
                                                --------------------------------
                                                Joseph E. Katona, III
                                                Chief Financial Officer

                           COUNTERPART SIGNATURE PAGE

     The foregoing Registration Rights Agreement is hereby agreed and accepted as of the date first above written.


WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS L.P.

By:  /s/ Andrew Redleaf
     ---------------------------------------
Its: Managing Member
     ---------------------------------------


WHITEBOX HEDGED HIGH YIELD PARTNERS L.P.

By:  /s/ Andrew Redleaf
     ---------------------------------------
Its:  Managing Member
     ---------------------------------------


PANDORA SELECT PARTNERS L.P.

By:  /s/ Andrew Redleaf
     ---------------------------------------
Its: Managing Member
     ---------------------------------------


WHITEBOX INTERMARKET PARTNERS L.P.

By:  /s/ Andrew Redleaf
     ---------------------------------------
Its: Managing Member
     ---------------------------------------


WHITEBOX DIVERSIFIED CONVERTIBLE ARBITRAGE PARTNERS L.P.

By:  /s/ Andrew Redleaf
     ---------------------------------------
Its: Managing Member
     ---------------------------------------

                                   SCHEDULE A

                                   PURCHASERS


                     Name                                            Amount

Whitebox Convertible Arbitrage Partners L.P.                      $ 7,000,000
Whitebox Hedged High Yield Partners L.P.                          $ 4,000,000
Pandora Select Partners L.P.                                      $ 1,500,000
Whitebox Intermarket Partners L.P.                                $ 1,000,000
Whitebox Diversified Convertible Arbitrage Partners L.P.          $ 1,500,000
                                                                  -----------
                                                                  $15,000,000
                                                                  ===========

                                     ANNEX A

             FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

     The undersigned beneficial holder of 8.50% Convertible Senior Subordinated Notes due July 1, 2009 (the "Initial Securities") of Starcraft Corporation (the "Company") or shares of the common stock of the Company, without par value (the "Shares"), understands that the Company has filed or intends to file with the Securities and Exchange Commission a registration statement (the "Shelf Registration Statement") on an appropriate form for the registration of the resale under Rule 415 of the Securities Act, of the Shares in accordance with the terms of a Registration Rights Agreement, dated July 12, 2004 between the Company and the initial purchaser party thereto. A copy of the Registration Rights Agreement is available to you from the Company upon request at the address set forth below.

     To sell or otherwise dispose of any Shares pursuant to the Shelf Registration Statement, a beneficial owner of Shares generally will be required to be named as a selling securityholder in the related prospectus (the "Prospectus"), to deliver a Prospectus to purchasers of Shares and to be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below).

     Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus.

     SHARES WILL NOT BE INCLUDED IN THE SHELF REGISTRATION STATEMENT UNLESS A BENEFICIAL OWNER OF SUCH SHARES (OR THE INITIAL SECURITIES, IF SUCH SECURITIES HAVE NOTE BEEN CONVERTED) DELIVERS TO THE COMPANY A PROPERLY COMPLETED AND SIGNED SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE BY NO LATER THAN JULY 31, 2004 AND PROMPTLY NOTIFIES THE COMPANY OF ANY CHANGES TO THE INFORMATION CONTAINED THEREIN.


                                     NOTICE

     The undersigned beneficial owner (the "Selling Securityholder") of Shares (or Initial Securities convertible into Shares) hereby gives notice to the Company of its intention to sell or otherwise dispose of Shares beneficially owned by it (or to be owned by it upon conversion of the Initial Securities) and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights
Agreement. The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete.

                                  QUESTIONNAIRE

1.   (a) Full Legal Name of Selling Securityholder:


     (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which the Initial Securities and/or Shares listed in (3) below are held:



     (c) Full Legal Name of DTC Participant (if applicable and if not the same as (2) above) through which the Initial Securities and/or Shares listed in (3) below are held:



2.   Address for Notices to Selling Securityholder:




     Telephone:
     Fax:
     Contact Person:


3.   Amounts of Initial Securities and/or Shares beneficially owned:




4.   Beneficial  Ownership  of the  Company's  securities  owned by the  Selling
     Securityholder:

     Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any "Other Securities," defined as securities of the Company other than the Initial Securities and/or the Shares listed above in Item (3).

     (a)  Type and Amount of Other Securities  beneficially owned by the Selling
          Securityholder:




     (b)  CUSIP No(s). of such Other Securities beneficially owned:



5.   Relationship with the Company:

     Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equityholders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

     State any exceptions here:

6.   Plan of Distribution:

     Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Shares listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Shares may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Shares or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares and deliver Shares to close out such short positions, or loan or pledge Shares to broker-dealers that in turn may sell such securities.

     State any exceptions here:









7.   NASD Affiliates Only:

     The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Shares pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.


8.   All Selling Securityholders

     The undersigned hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

     Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify each Selling Securityholder against certain liabilities.

     In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing to the Company at the address set forth below.

     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (8) above and the inclusion of such information in the Shelf Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related Prospectus.


                                    * * * * *





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



     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.


Dated:                               Beneficial Owner:
        -------------------

                                     -------------------------------------------
                                     [Name of Beneficial Owner]

                                     By:
                                          --------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                             -----------------------------------


      PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

                              STARCRAFT CORPORATION
                                  P.O. Box 7903
                            1123 South Indiana Avenue
                              Goshen, Indiana 46526
                          Attn: Chief Financial Officer


                                 with a copy to:

                             Barnes & Thornburg LLP
                              11 S. Meridian Street
                             Indianapolis, IN 46204
                             Attention: Eric R. Moy




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